Exhibit 10.4

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This AMENDMENT TO CHANGE OF CONTROL AGREEMENT (this “Amendment”) is entered into as of March 6, 2023, by and between Kirby Corporation, a Nevada corporation (the “Company”), and David W. Grzebinski (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Change of Control Agreement (as defined below).

WHEREAS, the Company and Executive are parties to that certain Change of Control Agreement, dated as of May 16, 2022 (the “Change of Control Agreement”); and

WHEREAS, the parties hereto desire to amend the Change of Control Agreement as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Change of Control Agreement as follows:

1.
Amendments.
(a)
Sections 1(b) through 1(k) of the Change of Control Agreement are hereby designated as Sections 1(c) through 1(l), and the following new Section 1(b) is hereby added to the Change of Control Agreement:

“(b) “Cash Performance Award” means any cash bonus or incentive award opportunity (i) the amount or vesting of which is to be determined on based on the achievement of performance criteria over a performance period that is scheduled to exceed one (1) year in duration, and (ii) that is granted to the Executive prior to, or after, the Effective Date under the terms of any of the Company’s equity or long-term incentive award plans or agreements (including, without limitation, the Company’s 2005 Stock and Incentive Plan).”

(b)
The following new Section 1(m) is hereby added to the Change of Control Agreement:

“(m) “Performance-Based Equity Award” means any Equity Award the amount or vesting of which is to be determined based on the achievement of performance criteria.”

(c)
Section 3(a)(2) of the Change of Control Agreement is hereby replaced in its entirety with the following:

“(2) the Executive will be fully vested in each outstanding Cash Performance Award and each outstanding Performance-Based Equity Award, with the performance criteria for each such Cash Performance Award or Performance-Based Equity Award deemed achieved at the greater of (A) target levels for the relevant performance period(s) or (B) actual performance as of the date immediately preceding the Executive’s termination date.”

2.
Effect of Amendment. This Amendment shall only serve to amend and modify the Change of Control Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Change of Control Agreement, which are not specifically modified, amended and/or waived herein, shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment that are not expressly set forth in this Amendment are of no force or effect.
3.
Miscellaneous. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument. This Amendment and the Change of Control Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Change of Control Agreement (as amended hereby), are superseded by this Amendment. Any provision of this Amendment that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

Kirby corporation

By: /s/ Amy D. Husted

Name: Amy D. Husted

Title: Vice President, General Counsel and Secretary

/s/ David W. Grzebinski
David W. Grzebinski

[Signature Page to Amendment to Change of Control Agreement]